Exhibit 99.1

E V E R C O R E

EVERCORE REPORTS SECOND QUARTER 2016 RESULTS;

QUARTERLY DIVIDEND OF $0.31 PER SHARE

Highlights

•	Second Quarter Financial Summary

•	U.S. GAAP Net Revenues of $350.7 million, up 31% compared to Q2 2015

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $24.1 million, up 124% compared to Q2 2015, or $0.55 per share, up 112% compared to Q2 2015

•	Adjusted Net Revenues of $348.3 million, up 30% compared to Q2 2015; 32% after adjusting for the deconsolidation of an Investment Management affiliate

•	Adjusted Net Income Attributable to Evercore Partners Inc. of $53.4 million, up 57% compared to Q2 2015, or $1.04 per share, up 60% compared to Q2 2015

•	Year-to-Date Financial Summary

•	U.S. GAAP Net Revenues of $608.4 million, up 20% compared to the same period in 2015

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $29.4 million, up 95% compared to the same period in 2015, or $0.66 per share, up 89% compared to the same period in 2015

•	Adjusted Net Revenues of $605.5 million, up 20% compared to the same period in 2015; 22% after adjusting for the deconsolidation of an Investment Management affiliate

•	Adjusted Net Income Attributable to Evercore Partners Inc. of $86.2 million, up 35% compared to the same period in 2015, or $1.67 per share, up 39% compared to the same period in 2015

•	Investment Banking

•	Announced the addition of Mike Palm as an Advisory SMD, strengthening our capabilities in the Industrials sector

•	Advising clients on significant transactions globally, including:

•	Abbott Laboratories’ announced agreement to acquire St. Jude Medical in cash and stock for ~$31 billion total enterprise value

•	The Special Committee of the Board of Facebook, Inc. on its proposed multi-class recapitalization

•	Active bookrunner on MGM Growth Properties’ $1.2 billion IPO

•	Medivation on the unsolicited approach from Sanofi

•	The Special Committee of the Board of Directors of NorthStar Asset Management Group on its $18.7 billion three-way merger with NorthStar Realty Finance Corp. and Colony Capital, Inc.

•	Envision Healthcare Holdings, Inc. on its $15 billion all-stock transaction with AmSurg Corp.

•	Investment Management

•	Announced the plan to transfer ownership and control of the Mexican Private Equity Business to a newly formed entity controlled by the principals of the business

•	Assets Under Management in consolidated businesses were $8.5 billion

•	Returned $188.0 million of capital to shareholders for the first six months through dividends and repurchases, including repurchases of 3.4 million shares at an average price of $47.56. Declared quarterly dividend of $0.31 per share

Note: The Company has renamed its unaudited non-generally accepted accounting principle (“non-GAAP”) measure presented in its quarterly earnings release and other supplementary information from “Adjusted Pro Forma” to “Adjusted.” See Page 4 for further information.

NEW YORK, July 27, 2016 – Evercore Partners Inc. (NYSE: EVR) today announced its results for the second quarter ended June 30, 2016.

U.S. GAAP Results:

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Net Revenues	$350,656	$257,713	$268,096	36%	31%	$608,369	$506,079	20%
Operating Income	$62,605	$16,125	$31,111	288%	101%	$78,730	$42,109	87%
Net Income Attributable to Evercore Partners Inc.	$24,087	$5,318	$10,764	353%	124%	$29,405	$15,064	95%
Diluted Earnings Per Share	$0.55	$0.12	$0.26	358%	112%	$0.66	$0.35	89%
Compensation Ratio	63.1%	69.8%	64.6%			66.0%	66.4%
Operating Margin	17.9%	6.3%	11.6%			12.9%	8.3%

Net Revenues were $350.7 million for the quarter ended June 30, 2016, an increase of 31% compared to $268.1 million for the quarter ended June 30, 2015. Net Revenues were $608.4 million for the six months ended June 30, 2016, an increase of 20% compared to $506.1 million for the six months ended June 30, 2015. Net Income Attributable to Evercore Partners Inc. for the quarter ended June 30, 2016 was $24.1 million, up 124% compared to $10.8 million a year ago. Earnings Per Share was $0.55 for the quarter ended June 30, 2016, up 112% in comparison to the prior year period. Net Income Attributable to Evercore Partners Inc. for the six months ended June 30, 2016 was $29.4 million, up 95% compared to $15.1 million for the same period last year. Earnings Per Share was $0.66 for the six months ended June 30, 2016, up 89% in comparison to the prior year period.

The trailing twelve-month compensation ratio of 64.4% compares to 63.0% for the same period in 2015. The compensation ratio for the quarter ended June 30, 2016 was 63.1%, compared to 64.6% for the quarter ended June 30, 2015.

For the three and six months ended June 30, 2016, Evercore’s effective tax rate was approximately 47.7% and 49.5%, respectively, compared to 50.5% and 50.7%, respectively, for the three and six months ended June 30, 2015. The effective tax rate is impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

Adjusted Results:

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Net Revenues	$348,272	$257,203	$268,500	35%	30%	$605,475	$506,659	20%
Operating Income	$90,980	$54,670	$58,756	66%	55%	$145,650	$109,229	33%
Net Income Attributable to Evercore Partners Inc.	$53,363	$32,815	$33,931	63%	57%	$86,178	$63,656	35%
Diluted Earnings Per Share	$1.04	$0.63	$0.65	65%	60%	$1.67	$1.20	39%
Compensation Ratio	57.6%	57.6%	57.4%			57.6%	57.4%
Operating Margin	26.1%	21.3%	21.9%			24.1%	21.6%

Net Revenues were $348.3 million for the quarter ended June 30, 2016, an increase of 30% compared to $268.5 million for the quarter ended June 30, 2015. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Net Revenues would have increased 32% compared to the second quarter of 2015. Net Revenues were $605.5 million for the six months ended June 30, 2016, an increase of 20% compared to $506.7 million for the six months ended

June 30, 2015. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Net Revenues would have increased 22% compared to the six months ended June 30, 2015. Net Income Attributable to Evercore Partners Inc. was $53.4 million for the quarter ended June 30, 2016, up 57% compared to $33.9 million a year ago. Earnings Per Share was $1.04 for the quarter ended June 30, 2016, up 60% in comparison to the prior year period. Net Income Attributable to Evercore Partners Inc. was $86.2 million for the six months ended June 30, 2016, up 35% compared to $63.7 million for the same period last year. Earnings Per Share was $1.67 for the six months ended June 30, 2016, up 39% in comparison to the prior year period.

The compensation ratio for the trailing twelve months was 57.9%, compared to 58.3% for the same period in 2015. The compensation ratio for the quarter ended June 30, 2016 was 57.6%, compared to 57.4% for the quarter ended June 30, 2015.

For the three and six months ended June 30, 2016, Evercore’s effective tax rate was 37.5%, compared to 37.3% for the three and six months ended June 30, 2015. Changes in the effective tax rate are principally driven by the level of earnings in businesses with minority owners and earnings generated outside of the U.S.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Evercore maintained very strong momentum in the second quarter, increasing our Advisory market share, growing the Equities business, maintaining cost discipline and returning significant capital to our shareholders. And despite the episodic volatility in the marketplace, activity levels remained quite high, adding to our backlogs. We reported strong results in both the second quarter and the first half, with significant growth in both revenue and earnings from the prior year, and we believe that we are well positioned as we begin the second half of the year,” said Ralph Schlosstein, President and Chief Executive Officer. “We continue to advance our strategic objectives, adding seasoned bankers and research analysts to our Investment Banking business in the United States and Europe. We continue to streamline our Investment Management business, announcing the plan to transfer ownership and control of our private equity business in Mexico to the management team, and we continue to return significant capital to our shareholders through meaningful share repurchases and competitive dividend distributions.”

“The financial market environment continues to favor our business and our model. And, all of our Investment Banking activities contributed to these record results,” said Roger C. Altman, Executive Chairman. “While there has been considerable public debate as to whether Brexit would slow U.K. and European M&A volume, we have yet to see evidence of that.”

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore’s Adjusted Net Income Attributable to Evercore Partners Inc. for the three and six months ended June 30, 2016 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company’s acquisitions, and certain other business acquisition-related charges and professional fees.

Acquisition-related compensation charges for 2016 include expenses associated with performance-based awards granted in conjunction with the Company’s acquisition of ISI. The amount of expense is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods. Acquisition and Transition charges for 2016 include professional fees incurred, as well as the reversal of a provision for certain settlements. Acquisition-related charges for 2016 also include adjustments for contingent consideration related to certain acquisitions.

In addition, for Adjusted purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore’s Adjusted Diluted Shares Outstanding for the three and six months ended June 30, 2016 were higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of LP Units/Interests and unvested restricted stock units granted to ISI employees.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2015 and the three months ended March 31, 2016, are included in Annex I, pages A-2 to A-13.

Business Line Reporting – Discussion of U.S. GAAP Results

The following is a discussion of Evercore’s segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$327,174	$240,626	$246,550	36%	33%	$567,800	$464,188	22%
Other Revenue, net	983	(913)	(2,173)	NM	NM	70	(3,231)	NM

Net Revenues	328,157	239,713	244,377	37%	34%	567,870	460,957	23%

Expenses:
Employee Compensation and Benefits	208,916	169,718	159,677	23%	31%	378,634	308,317	23%
Non-compensation Costs	61,404	57,574	57,535	7%	7%	118,978	110,204	8%
Special Charges	—	—	(139)	NM	NM	—	2,151	NM

Total Expenses	270,320	227,292	217,073	19%	25%	497,612	420,672	18%

Operating Income	$57,837	$12,421	$27,304	366%	112%	$70,258	$40,285	74%

Compensation Ratio	63.7%	70.8%	65.3%			66.7%	66.9%
Operating Margin	17.6%	5.2%	11.2%			12.4%	8.7%

For the second quarter, Evercore’s Investment Banking segment reported Net Revenues of $328.2 million, which represents an increase of 34% year-over-year. Operating Income of $57.8 million increased 112% from the second quarter of last year. The Operating Margin was 17.6%, in comparison to 11.2% for the second quarter of last year. For the six months ended June 30, 2016, Investment Banking reported Net Revenues of $567.9 million, an increase of 23% from last year. Year-to-date Operating Income of $70.3 million increased 74% compared to $40.3 million last year. The year-to-date Operating Margin was 12.4% compared to 8.7% last year.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Advisory Fees	$256,758	$180,102	$172,288	43%	49%	$436,860	$331,090	32%
Commissions and Related Fees	57,178	57,218	53,031	—%	8%	114,396	106,099	8%
Underwriting Fees	13,238	3,306	21,231	300%	(38%)	16,544	26,999	(39%)

Total Investment Banking Revenue	$327,174	$240,626	$246,550	36%	33%	$567,800	$464,188	22%

During the quarter, Investment Banking earned advisory fees from 201 client transactions (vs. 179 in Q2 2015) and fees in excess of $1 million from 58 client transactions (vs. 42 in Q2 2015). For the first six months of the year, Investment Banking earned advisory fees from 296 clients (vs. 261 last year) and fees in excess of $1 million from 99 transactions (vs. 77 last year).

During the second quarter of 2016, Commissions and Related Fees of $57.2 million increased 8% from last year on higher trading volume. Underwriting Fees of $13.2 million for the three months ended June 30, 2016 decreased 38% versus the prior year. During the six months ended June 30, 2016, Commissions and Related Fees of $114.4 million increased 8% from last year on higher trading volume. Underwriting Fees of $16.5 million for the six months ended June 30, 2016 decreased 39% versus the prior year.

Within the above results, Evercore ISI, our U.S. equities business, reported Net Revenues of $122.0 million, including allocated U.S. underwriting revenues of $7.8 million for the six months ended June 30, 2016 and Operating Margins of 20.7%, compared to 16.6% for the first six months of 2015. Operating margins as contemplated for the performance targets of the Class G and H LP Interests, giving effect to just Commissions and Related Fees, for the six months ended June 30, 2016 were consistent with those assumed at the time of the closing of the transactions.

Expenses

Compensation costs were $208.9 million for the second quarter, an increase of 31% year-over-year. The trailing twelve-month compensation ratio was 65.0%, up from 63.2% a year ago. Evercore’s Investment Banking compensation ratio was 63.7% for the second quarter, down versus the compensation ratio reported for the three months ended June 30, 2015 of 65.3%. Year-to-date compensation costs were $378.6 million, an increase of 23% from the prior year.

Compensation costs include $20.6 million and $52.3 million of expense for the three and six months ended June 30, 2016, respectively, and $18.1 million and $43.3 million of expense for the three and six months ended June 30, 2015, respectively, related to the Class E, G and H LP Units/Interests issued in conjunction with the acquisition of ISI. The amount of expense related to the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods.

Assuming the maximum thresholds for the Class G and H LP Interests were considered probable of achievement at June 30, 2016, an additional $21.6 million of expense would have been incurred in the second quarter ended June 30, 2016 and the remaining expense to be accrued over the future vesting period extending from July 1, 2016 to February 15, 2020 would be $141.9 million. In that circumstance, the total number of Class G and H LP Interests that would vest and become exchangeable to Class E LP Units would be 5.0 million.

Non-compensation costs for the current quarter were $61.4 million, up 7% from the same period last year. The increase in non-compensation costs versus the same period in the prior year reflects the addition of personnel within most parts of the business and increased new business costs associated with higher levels of global transaction activity. The ratio of non-compensation costs to net revenue for the current quarter was 18.7%, compared to 23.5% in the same quarter last year. Year-to-date non-compensation costs were $119.0 million, up 8% from the prior year. The ratio of non-compensation costs to net revenue for the six months ended June 30, 2016 was 21.0%, compared to 23.9% last year.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$22,255	$18,429	$24,505	21%	(9%)	$40,684	$46,586	(13%)
Other Revenue, net	244	(429)	(786)	NM	NM	(185)	(1,464)	87%

Net Revenues	22,499	18,000	23,719	25%	(5%)	40,499	45,122	(10%)

Expenses:
Employee Compensation and Benefits	12,418	10,197	13,467	22%	(8%)	22,615	27,953	(19%)
Non-compensation Costs	5,313	4,099	6,445	30%	(18%)	9,412	11,997	(22%)
Special Charges	—	—	—	NM	NM	—	3,348	NM

Total Expenses	17,731	14,296	19,912	24%	(11%)	32,027	43,298	(26%)

Operating Income	$4,768	$3,704	$3,807	29%	25%	$8,472	$1,824	364%

Compensation Ratio	55.2%	56.7%	56.8%			55.8%	61.9%
Operating Margin	21.2%	20.6%	16.1%			20.9%	4.0%
Assets Under Management (in millions) (1)	$8,545	$8,455	$14,077	1%	(39%)	$8,545	$14,077	(39%)

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $4,921 million and $5,090 million from Atalanta Sosnoff at June 30, 2016 and March 31, 2016, respectively, following the restructuring of our investment on December 31, 2015.

For the second quarter, Evercore’s Investment Management segment reported Net Revenues of $22.5 million and Operating Income of $4.8 million. The Operating Margin was 21.2%. For the six months ended June 30, 2016, Investment Management reported Net Revenues of $40.5 million and Operating Income of $8.5 million. The year-to-date Operating Margin was 20.9%, compared to 4.0% last year.

As of June 30, 2016, Investment Management reported $8.5 billion of AUM, an increase of 1% from March 31, 2016.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$9,090	$8,779	$8,733	4%	4%	$17,869	$17,178	4%
Institutional Asset Management	5,906	5,679	11,721	4%	(50%)	11,585	22,814	(49%)
Private Equity	1,348	1,349	1,414	—%	(5%)	2,697	2,822	(4%)

Total Investment Advisory and Management Fees	16,344	15,807	21,868	3%	(25%)	32,151	42,814	(25%)

Realized and Unrealized Gains
Institutional Asset Management	1,147	1,255	822	(9%)	40%	2,402	2,446	(2%)
Private Equity	4,764	1,367	1,815	249%	162%	6,131	1,326	362%

Total Realized and Unrealized Gains	5,911	2,622	2,637	125%	124%	8,533	3,772	126%

Investment Management Revenues	$22,255	$18,429	$24,505	21%	(9%)	$40,684	$46,586	(13%)

On December 31, 2015, the Company restructured its investment in Atalanta Sosnoff such that, following the restructuring, its results are reflected on the equity method of accounting.

On July 20, 2016, the Company announced its plan to transfer ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business. As of June 30, 2016, the Company’s consolidated AUM included $267 million related to the businesses being transferred.

Investment Advisory and Management Fees of $16.3 million for the quarter ended June 30, 2016 decreased 25% compared to the same period a year ago, driven primarily by lower fees in Institutional Asset Management related to our deconsolidation of Atalanta Sosnoff, partially offset by higher fees in Wealth Management.

Realized and Unrealized Gains of $5.9 million in the quarter increased relative to the prior year, with the change relative to the prior period driven principally by higher gains and performance fees in Private Equity.

Expenses

Investment Management’s second quarter expenses were $17.7 million, down 11% compared to the second quarter of 2015. Year-to-date Investment Management expenses were $32.0 million, down 26% from a year ago.

Business Line Reporting – Discussion of Adjusted Results

The following is a discussion of Evercore’s segment results on an Adjusted basis. See Annex I, pages A-2 to A-13 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$320,924	$236,432	$243,007	36%	32%	$557,356	$456,979	22%
Other Revenue, net	3,859	565	(380)	583%	NM	4,424	312	NM

Net Revenues	324,783	236,997	242,627	37%	34%	561,780	457,291	23%

Expenses:
Employee Compensation and Benefits	188,178	137,959	140,532	36%	34%	326,137	262,637	24%
Non-compensation Costs	52,198	50,383	49,393	4%	6%	102,581	95,023	8%

Total Expenses	240,376	188,342	189,925	28%	27%	428,718	357,660	20%

Operating Income	$84,407	$48,655	$52,702	73%	60%	$133,062	$99,631	34%

Compensation Ratio	57.9%	58.2%	57.9%			58.1%	57.4%
Operating Margin	26.0%	20.5%	21.7%			23.7%	21.8%

For the second quarter, Evercore’s Investment Banking segment reported Net Revenues of $324.8 million, which represents an increase of 34% year-over-year. Operating Income of $84.4 million increased 60% from the second quarter of last year. The Operating Margin was 26.0%, in comparison to 21.7% for the second quarter of last year. For the six months ended June 30, 2016, Investment Banking reported Net Revenues of $561.8 million, an increase of 23% from last year. Year-to-date Operating Income of $133.1 million increased 34% compared to $99.6 million last year. The year-to-date Operating Margin was 23.7% compared to 21.8% last year.

Revenues

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Advisory Fees (1)	$250,508	$175,908	$168,745	42%	48%	$426,416	$323,881	32%
Commissions and Related Fees	57,178	57,218	53,031	—%	8%	114,396	106,099	8%
Underwriting Fees	13,238	3,306	21,231	300%	(38%)	16,544	26,999	(39%)

Total Investment Banking Revenue	$320,924	$236,432	$243,007	36%	32%	$557,356	$456,979	22%

(1)	Advisory Fees on an Adjusted basis reflect the reduction of revenues for client-related expenses and provisions for uncollected receivables of $6,540, $3,922 and $4,346 for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively, and $10,462 and $7,975 for the six months ended June 30, 2016 and 2015, respectively, as well as the reclassification of earnings (losses) related to our equity investment in G5 | Evercore - Advisory of $290, ($272) and $803 for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively, and $18 and $766 for the six months ended June 30, 2016 and 2015, respectively.

During the quarter, Investment Banking earned advisory fees from 201 client transactions (vs. 179 in Q2 2015) and fees in excess of $1 million from 58 client transactions (vs. 42 in Q2 2015). For the first six months of the year, Investment Banking earned advisory fees from 296 clients (vs. 261 last year) and fees in excess of $1 million from 99 transactions (vs. 77 last year).

During the second quarter of 2016, Commissions and Related Fees of $57.2 million increased 8% from last year on higher trading volume. Underwriting Fees of $13.2 million for the three months ended June 30, 2016 decreased 38% versus the prior year. During the six months ended June 30, 2016, Commissions and Related Fees of $114.4 million increased 8% from last year on higher trading volume. Underwriting Fees of $16.5 million for the six months ended June 30, 2016 decreased 39% versus the prior year.

Within the above results, Evercore ISI, our U.S. equities business, reported Net Revenues of $122.0 million, including allocated U.S. underwriting revenues of $7.8 million for the six months ended June 30, 2016 and Operating Margins of 20.7%, compared to 16.6% for the first six months of 2015. Operating margins as contemplated for the performance targets of the Class G and H LP Interests, giving effect to just Commissions and Related Fees, for the six months ended June 30, 2016 were consistent with those assumed at the time of the closing of the transactions.

Expenses

Compensation costs were $188.2 million for the second quarter, an increase of 34% year-over-year. The trailing twelve-month compensation ratio was 58.4%, down from 58.6% a year ago. Evercore’s Investment Banking compensation ratio was 57.9% for the second quarter, flat versus the compensation ratio reported for the three months ended June 30, 2015. Year-to-date compensation costs were $326.1 million, an increase of 24% from the prior year.

Non-compensation costs for the current quarter were $52.2 million, up 6% from the same period last year. The increase in non-compensation costs versus the same period in the prior year reflects the addition of personnel within most parts of the business and increased new business costs associated with higher levels of global transaction activity. The ratio of non-compensation costs to net revenue for the current quarter was 16.1%, compared to 20.4% in the same quarter last year. Year-to-date non-compensation costs were $102.6 million, up 8% from the prior year. The ratio of non-compensation costs to net revenue for the six months ended June 30, 2016 was 18.3%, compared to 20.8% last year.

Investment Management

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$23,245	$19,965	$25,700	16%	(10%)	$43,210	$48,920	(12%)
Other Revenue, net	244	241	173	1%	41%	485	448	8%

Net Revenues	23,489	20,206	25,873	16%	(9%)	43,695	49,368	(11%)

Expenses:
Employee Compensation and Benefits	12,418	10,197	13,467	22%	(8%)	22,615	27,953	(19%)
Non-compensation Costs	4,498	3,994	6,352	13%	(29%)	8,492	11,817	(28%)

Total Expenses	16,916	14,191	19,819	19%	(15%)	31,107	39,770	(22%)

Operating Income	$6,573	$6,015	$6,054	9%	9%	$12,588	$9,598	31%

Compensation Ratio	52.9%	50.5%	52.1%			51.8%	56.6%
Operating Margin	28.0%	29.8%	23.4%			28.8%	19.4%
Assets Under Management (in millions) (1)	$8,545	$8,455	$14,077	1%	(39%)	$8,545	$14,077	(39%)

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $4,921 million and $5,090 million from Atalanta Sosnoff at June 30, 2016 and March 31, 2016, respectively, following the restructuring of our investment on December 31, 2015.

For the second quarter, Evercore’s Investment Management segment reported Net Revenues of $23.5 million and Operating Income of $6.6 million. The Operating Margin was 28.0%. For the six months ended June 30, 2016, Investment Management reported Net Revenues of $43.7 million and Operating Income $12.6 million. The year-to-date Operating Margin was 28.8%, compared to 19.4% last year.

As of June 30, 2016, Investment Management reported $8.5 billion of AUM, an increase of 1% from March 31, 2016.

Revenues

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$9,090	$8,779	$8,733	4%	4%	$17,869	$17,178	4%
Institutional Asset Management (1)	5,522	5,656	11,721	(2%)	(53%)	11,178	22,809	(51%)
Private Equity	1,348	1,349	1,414	—%	(5%)	2,697	2,822	(4%)

Total Investment Advisory and Management Fees	15,960	15,784	21,868	1%	(27%)	31,744	42,809	(26%)

Realized and Unrealized Gains
Institutional Asset Management	1,147	1,255	822	(9%)	40%	2,402	2,446	(2%)
Private Equity	4,764	1,367	1,815	249%	162%	6,131	1,326	362%

Total Realized and Unrealized Gains	5,911	2,622	2,637	125%	124%	8,533	3,772	126%

Equity in Earnings of Affiliates (2)	1,374	1,559	1,195	(12%)	15%	2,933	2,339	25%

Investment Management Revenues	$23,245	$19,965	$25,700	16%	(10%)	$43,210	$48,920	(12%)

(1)	Management fees from Institutional Asset Management on an Adjusted basis reflect the reduction of revenues for client-related expenses of $384 and $23 for the three months ended June 30, 2016 and March 31, 2016, respectively, and $407 and $5 for the six months ended June 30, 2016 and 2015, respectively.
(2)	Equity in G5 | Evercore - Wealth Management, ABS and Atalanta Sosnoff (after its deconsolidation on December 31, 2015) on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $16.0 million for the quarter ended June 30, 2016 decreased 27% compared to the same period a year ago, driven primarily by lower fees in Institutional Asset Management related to our deconsolidation of Atalanta Sosnoff, partially offset by higher fees in Wealth Management.

On December 31, 2015, the Company restructured its investment in Atalanta Sosnoff such that, following the restructuring, its results are reflected on the equity method of accounting. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Investment Management Revenues would have increased 14% when compared to the second quarter of 2015.

On July 20, 2016, the Company announced its plan to transfer ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business. As of June 30, 2016, the Company’s consolidated AUM included $267 million related to the businesses being transferred.

Realized and Unrealized Gains of $5.9 million in the quarter increased relative to the prior year, with the change relative to the prior period driven principally by higher gains and performance fees in Private Equity.

Equity in Earnings of Affiliates of $1.4 million in the quarter increased relative to the prior year principally as a result of the inclusion of Atalanta Sosnoff’s income in the second quarter of 2016.

Expenses

Investment Management’s second quarter expenses were $16.9 million, down 15% compared to the second quarter of 2015. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Investment Management expenses would have increased 16% when compared to the second quarter of 2015. Year-to-date Investment Management expenses were $31.1 million, down 22% from a year ago. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Investment Management expenses would have increased 6% when compared to the six months ended June 30, 2015.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $316.0 million at June 30, 2016. Current assets exceed current liabilities by $334.8 million at June 30, 2016. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $184.5 million at June 30, 2016.

Capital Transactions

On July 26, 2016, the Board of Directors of Evercore declared a quarterly dividend of $0.31 per share to be paid on September 9, 2016 to common stockholders of record on August 26, 2016.

During the three months ended June 30, 2016 the Company repurchased approximately 1.0 million shares at an average cost per share of $49.74. During the six months ended June 30, 2016, the Company repurchased a total of 3.4 million shares at an average price of $47.56.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 27, 2016, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 50327013. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 50327013. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Established in 1995, Evercore is a leading global independent investment banking advisory firm. Evercore advises a diverse set of investment banking clients on a wide range of transactions and issues and provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. The firm also offers investment management services to high net worth and institutional investors. With 28 offices in North America, Europe, South America and Asia, Evercore has the scale and strength to serve clients globally through a focused and tailored approach designed to meet their unique needs. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore +1.212.857.3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore +1.212.371.5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “probable,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2015, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Investment Banking Revenue	$327,174	$246,550	$567,800	$464,188
Investment Management Revenue	22,255	24,505	40,684	46,586
Other Revenue	5,764	1,852	7,141	4,559

Total Revenues	355,193	272,907	615,625	515,333
Interest Expense (1)	4,537	4,811	7,256	9,254

Net Revenues	350,656	268,096	608,369	506,079

Expenses
Employee Compensation and Benefits	221,334	173,144	401,249	336,270
Occupancy and Equipment Rental	10,582	11,684	21,356	23,914
Professional Fees	13,751	13,164	24,453	22,597
Travel and Related Expenses	15,989	13,400	29,818	26,570
Communications and Information Services	9,786	9,738	19,789	18,300
Depreciation and Amortization	6,626	6,313	13,008	12,714
Special Charges	—	(139)	—	5,499
Acquisition and Transition Costs	(329)	917	(329)	1,401
Other Operating Expenses	10,312	8,764	20,295	16,705

Total Expenses	288,051	236,985	529,639	463,970

Income Before Income from Equity Method Investments and Income Taxes	62,605	31,111	78,730	42,109
Income from Equity Method Investments	1,664	1,998	2,951	3,105

Income Before Income Taxes	64,269	33,109	81,681	45,214
Provision for Income Taxes	30,676	16,723	40,410	22,935

Net Income	33,593	16,386	41,271	22,279
Net Income Attributable to Noncontrolling Interest	9,506	5,622	11,866	7,215

Net Income Attributable to Evercore Partners Inc.	$24,087	$10,764	$29,405	$15,064

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$24,087	$10,764	$29,405	$15,064

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,249	36,445	39,435	36,584
Diluted	43,603	42,165	44,261	42,479
Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.61	$0.30	$0.75	$0.41
Diluted	$0.55	$0.26	$0.66	$0.35

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted basis (formerly called “Adjusted Pro Forma”), which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. The amount of expense for the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2016 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from the Adjusted results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions.

c.	Acquisition and Transition Costs. Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

d.	Fair Value of Contingent Consideration. The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from the Adjusted results.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Special Charges. Expenses during 2015 include separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, as well as the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted presentation can reflect the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

6.	Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net Revenues - U.S. GAAP	$350,656	$257,713	$268,096	$608,369	$506,079
Client Related Expenses (1)	(6,924)	(3,945)	(4,346)	(10,869)	(7,980)
Income from Equity Method Investments (2)	1,664	1,287	1,998	2,951	3,105
Interest Expense on Debt (3)	2,876	2,148	2,752	5,024	5,349
Other Purchase Accounting-related Amortization (7a)	—	—	—	—	106

Net Revenues - Adjusted	$348,272	$257,203	$268,500	$605,475	$506,659

Compensation Expense - U.S. GAAP	$221,334	$179,915	$173,144	$401,249	$336,270
Amortization of LP Units / Interests and Certain Other Awards (4)	(20,738)	(31,759)	(18,193)	(52,497)	(44,143)
Other Acquisition Related Compensation Charges (5)	—	—	(952)	—	(1,537)

Compensation Expense - Adjusted	$200,596	$148,156	$153,999	$348,752	$290,590

Operating Income - U.S. GAAP	$62,605	$16,125	$31,111	$78,730	$42,109
Income from Equity Method Investments (2)	1,664	1,287	1,998	2,951	3,105

Pre-Tax Income - U.S. GAAP	64,269	17,412	33,109	81,681	45,214
Amortization of LP Units / Interests and Certain Other Awards (4)	20,738	31,759	18,193	52,497	44,143
Other Acquisition Related Compensation Charges (5)	—	—	952	—	1,537
Special Charges (6)	—	—	(139)	—	5,499
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	2,845	3,245	2,972	6,090	6,086
Acquisition and Transition Costs (7b)	(329)	—	917	(329)	1,401
Fair Value of Contingent Consideration (7c)	581	106	—	687	—

Pre-Tax Income - Adjusted	88,104	52,522	56,004	140,626	103,880
Interest Expense on Debt (3)	2,876	2,148	2,752	5,024	5,349

Operating Income - Adjusted	$90,980	$54,670	$58,756	$145,650	$109,229

Provision for Income Taxes - U.S. GAAP	$30,676	$9,734	$16,723	$40,410	$22,935
Income Taxes (8)	2,364	9,961	4,139	12,325	15,763

Provision for Income Taxes - Adjusted	$33,040	$19,695	$20,862	$52,735	$38,698

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$24,087	$5,318	$10,764	$29,405	$15,064
Amortization of LP Units / Interests and Certain Other Awards (4)	20,738	31,759	18,193	52,497	44,143
Other Acquisition Related Compensation Charges (5)	—	—	952	—	1,537
Special Charges (6)	—	—	(139)	—	5,499
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	2,845	3,245	2,972	6,090	6,086
Acquisition and Transition Costs (7b)	(329)	—	917	(329)	1,401
Fair Value of Contingent Consideration (7c)	581	106	—	687	—
Income Taxes (8)	(2,364)	(9,961)	(4,139)	(12,325)	(15,763)
Noncontrolling Interest (9)	7,805	2,348	4,411	10,153	5,689

Net Income Attributable to Evercore Partners Inc. - Adjusted	$53,363	$32,815	$33,931	$86,178	$63,656

Diluted Shares Outstanding - U.S. GAAP	43,603	44,920	42,165	44,261	42,479
LP Units (10a)	7,617	7,106	10,199	7,363	10,282
Unvested Restricted Stock Units - Event Based (10a)	12	12	12	12	12
Acquisition Related Share Issuance (10b)	—	—	96	—	106

Diluted Shares Outstanding - Adjusted	51,232	52,038	52,472	51,636	52,879

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.55	$0.12	$0.26	$0.66	$0.35
Diluted Earnings Per Share - Adjusted	$1.04	$0.63	$0.65	$1.67	$1.20

Compensation Ratio - U.S. GAAP	63.1%	69.8%	64.6%	66.0%	66.4%
Compensation Ratio - Adjusted	57.6%	57.6%	57.4%	57.6%	57.4%

Operating Margin - U.S. GAAP	17.9%	6.3%	11.6%	12.9%	8.3%
Operating Margin - Adjusted	26.1%	21.3%	21.9%	24.1%	21.6%

Effective Tax Rate - U.S. GAAP	47.7%	55.9%	50.5%	49.5%	50.7%
Effective Tax Rate - Adjusted	37.5%	37.5%	37.3%	37.5%	37.3%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

RECONCILIATION TO ATALANTA SOSNOFF ADJUSTED RESULTS

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2016	June 30, 2015	% Change	June 30, 2016	June 30, 2015	% Change
Adjusted Net Revenues (a)	$348,272	$268,500	30%	$605,475	$506,659	20%
Atalanta Sosnoff Deconsolidation (11)	—	(5,309)	NM	—	(10,714)	NM

Adjusted Net Revenues - Including Atalanta Sosnoff Adjustment	$348,272	$263,191	32%	$605,475	$495,945	22%

Adjusted Investment Management Revenues (a)	$23,245	$25,700	(10%)	$43,210	$48,920	(12%)
Atalanta Sosnoff Deconsolidation (11)	—	(5,309)	NM	—	(10,713)	NM

Adjusted Investment Management Revenues - Including Atalanta Sosnoff Adjustment	$23,245	$20,391	14%	$43,210	$38,207	13%

Adjusted Investment Management Expenses (a)	$16,916	$19,819	(15%)	$31,107	$39,770	(22%)
Atalanta Sosnoff Deconsolidation (11)	—	(5,200)	NM	—	(10,482)	NM

Adjusted Investment Management Expenses - Including Atalanta Sosnoff Adjustment	$16,916	$14,619	16%	$31,107	$29,288	6%

(a)	See page A-4 for reconciliations of U.S. GAAP to Adjusted results.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net Revenues - U.S. GAAP	$1,325,563	$1,243,003	$1,055,128
Client Related Expenses (1)	(25,514)	(22,936)	(18,711)
Income from Equity Method Investments (2)	5,896	6,230	6,006
Interest Expense on Debt (3)	9,292	9,168	9,605
Other Purchase Accounting-related Amortization (7a)	—	—	317

Net Revenues - Adjusted	$1,315,237	$1,235,465	$1,052,345

Compensation Expense - U.S. GAAP	$853,154	$804,964	$665,048
Amortization of LP Units / Interests and Certain Other Awards (4)	(92,027)	(89,482)	(47,542)
Other Acquisition Related Compensation Charges (5)	—	(952)	(3,697)

Compensation Expense - Adjusted	$761,127	$714,530	$613,809

Compensation Ratio - U.S. GAAP (a)	64.4%	64.8%	63.0%
Compensation Ratio - Adjusted (a)	57.9%	57.8%	58.3%

	Investment Banking
	Twelve Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net Revenues - U.S. GAAP	$1,237,828	$1,154,048	$961,420
Client Related Expenses (1)	(25,038)	(22,844)	(18,673)
Income from Equity Method Investments (2)	230	743	758
Interest Expense on Debt (3)	6,958	5,875	5,787
Other Purchase Accounting-related Amortization (7a)	—	—	317

Net Revenues - Adjusted	$1,219,978	$1,137,822	$949,609

Compensation Expense - U.S. GAAP	$804,395	$755,156	$607,587
Amortization of LP Units / Interests and Certain Other Awards (4)	(92,027)	(89,482)	(47,542)
Other Acquisition Related Compensation Charges (5)	—	(952)	(3,697)

Compensation Expense - Adjusted	$712,368	$664,722	$556,348

Compensation Ratio - U.S. GAAP (a)	65.0%	65.4%	63.2%
Compensation Ratio - Adjusted (a)	58.4%	58.4%	58.6%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$327,174	$(6,250)	(1)(2)	$320,924	$567,800	$(10,444)	(1)(2)	$557,356
Other Revenue, net	983	2,876	(3)	3,859	70	4,354	(3)	4,424

Net Revenues	328,157	(3,374)		324,783	567,870	(6,090)		561,780

Expenses:
Employee Compensation and Benefits	208,916	(20,738)	(4)	188,178	378,634	(52,497)	(4)	326,137
Non-compensation Costs	61,404	(9,206)	(7)	52,198	118,978	(16,397)	(7)	102,581

Total Expenses	270,320	(29,944)		240,376	497,612	(68,894)		428,718

Operating Income (a)	$57,837	$26,570		$84,407	$70,258	$62,804		$133,062

Compensation Ratio (b)	63.7%			57.9%	66.7%			58.1%
Operating Margin (b)	17.6%			26.0%	12.4%			23.7%

	Investment Management Segment
	Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$22,255	$990	(1)(2)	$23,245	$40,684	$2,526	(1)(2)	$43,210
Other Revenue, net	244	—	(3)	244	(185)	670	(3)	485

Net Revenues	22,499	990		23,489	40,499	3,196		43,695

Expenses:
Employee Compensation and Benefits	12,418	—		12,418	22,615	—		22,615
Non-compensation Costs	5,313	(815)	(7)	4,498	9,412	(920)	(7)	8,492

Total Expenses	17,731	(815)		16,916	32,027	(920)		31,107

Operating Income (a)	$4,768	$1,805		$6,573	$8,472	$4,116		$12,588

Compensation Ratio (b)	55.2%			52.9%	55.8%			51.8%
Operating Margin (b)	21.2%			28.0%	20.9%			28.8%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$240,626	$(4,194)	(1)(2)	$236,432
Other Revenue, net	(913)	1,478	(3)	565

Net Revenues	239,713	(2,716)		236,997

Expenses:
Employee Compensation and Benefits	169,718	(31,759)	(4)	137,959
Non-compensation Costs	57,574	(7,191)	(7)	50,383

Total Expenses	227,292	(38,950)		188,342

Operating Income (a)	$12,421	$36,234		$48,655

Compensation Ratio (b)	70.8%			58.2%
Operating Margin (b)	5.2%			20.5%

	Investment Management Segment
	Three Months Ended March 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$18,429	$1,536	(1)(2)	$19,965
Other Revenue, net	(429)	670	(3)	241

Net Revenues	18,000	2,206		20,206

Expenses:
Employee Compensation and Benefits	10,197	—		10,197
Non-compensation Costs	4,099	(105)	(7)	3,994

Total Expenses	14,296	(105)		14,191

Operating Income (a)	$3,704	$2,311		$6,015

Compensation Ratio (b)	56.7%			50.5%
Operating Margin (b)	20.6%			29.8%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$246,550	$(3,543)	(1)(2)	$243,007	$464,188	$(7,209)	(1)(2)	$456,979
Other Revenue, net	(2,173)	1,793	(3)	(380)	(3,231)	3,543	(3)(7a)	312

Net Revenues	244,377	(1,750)		242,627	460,957	(3,666)		457,291

Expenses:
Employee Compensation and Benefits	159,677	(19,145)	(4)(5)	140,532	308,317	(45,680)	(4)(5)	262,637
Non-compensation Costs	57,535	(8,142)	(7)	49,393	110,204	(15,181)	(7)	95,023
Special Charges	(139)	139	(6)	—	2,151	(2,151)	(6)	—

Total Expenses	217,073	(27,148)		189,925	420,672	(63,012)		357,660

Operating Income (a)	$27,304	$25,398		$52,702	$40,285	$59,346		$99,631

Compensation Ratio (b)	65.3%			57.9%	66.9%			57.4%
Operating Margin (b)	11.2%			21.7%	8.7%			21.8%

	Investment Management Segment
	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$24,505	$1,195	(1)(2)	$25,700	$46,586	$2,334	(1)(2)	$48,920
Other Revenue, net	(786)	959	(3)	173	(1,464)	1,912	(3)	448

Net Revenues	23,719	2,154		25,873	45,122	4,246		49,368

Expenses:
Employee Compensation and Benefits	13,467	—		13,467	27,953	—		27,953
Non-compensation Costs	6,445	(93)	(7)	6,352	11,997	(180)	(7)	11,817
Special Charges	—	—		—	3,348	(3,348)	(6)	—

Total Expenses	19,912	(93)		19,819	43,298	(3,528)		39,770

Operating Income (a)	$3,807	$2,247		$6,054	$1,824	$7,774		$9,598

Compensation Ratio (b)	56.8%			52.1%	61.9%			56.6%
Operating Margin (b)	16.1%			23.4%	4.0%			19.4%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS

(dollars in thousands)

(UNAUDITED)

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Investment Banking
Net Revenues:
Investment Banking Revenue	$327,174	$240,626	$246,550	$567,800	$464,188
Other Revenue, net	983	(913)	(2,173)	70	(3,231)

Net Revenues	328,157	239,713	244,377	567,870	460,957

Expenses:
Employee Compensation and Benefits	208,916	169,718	159,677	378,634	308,317
Non-compensation Costs	61,404	57,574	57,535	118,978	110,204
Special Charges	—	—	(139)	—	2,151

Total Expenses	270,320	227,292	217,073	497,612	420,672

Operating Income (a)	$57,837	$12,421	$27,304	$70,258	$40,285

Investment Management
Net Revenues:
Investment Management Revenue	$22,255	$18,429	$24,505	$40,684	$46,586
Other Revenue, net	244	(429)	(786)	(185)	(1,464)

Net Revenues	22,499	18,000	23,719	40,499	45,122

Expenses:
Employee Compensation and Benefits	12,418	10,197	13,467	22,615	27,953
Non-compensation Costs	5,313	4,099	6,445	9,412	11,997
Special Charges	—	—	—	—	3,348

Total Expenses	17,731	14,296	19,912	32,027	43,298

Operating Income (a)	$4,768	$3,704	$3,807	$8,472	$1,824

Total
Net Revenues:
Investment Banking Revenue	$327,174	$240,626	$246,550	$567,800	$464,188
Investment Management Revenue	22,255	18,429	24,505	40,684	46,586
Other Revenue, net	1,227	(1,342)	(2,959)	(115)	(4,695)

Net Revenues	350,656	257,713	268,096	608,369	506,079

Expenses:
Employee Compensation and Benefits	221,334	179,915	173,144	401,249	336,270
Non-compensation Costs	66,717	61,673	63,980	128,390	122,201
Special Charges	—	—	(139)	—	5,499

Total Expenses	288,051	241,588	236,985	529,639	463,970

Operating Income (a)	$62,605	$16,125	$31,111	$78,730	$42,109

(a)	Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	Expenses incurred from the assumed vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(5)	Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions are excluded from the Adjusted presentation.

(6)	Expenses during 2015 primarily related to separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business.

(7)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended June 30, 2016
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$10,582	$—		$10,582
Professional Fees	13,751	(2,988)	(1)	10,763
Travel and Related Expenses	15,989	(3,234)	(1)	12,755
Communications and Information Services	9,786	(22)	(1)	9,764
Depreciation and Amortization	6,626	(2,845)	(7a)	3,781
Acquisition and Transition Costs	(329)	329	(7b)	—
Other Operating Expenses	10,312	(1,261)	(1)(7c)	9,051

Total Non-compensation Costs	$66,717	$(10,021)		$56,696

	Three Months Ended March 31, 2016
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$10,774	$—		$10,774
Professional Fees	10,702	(1,382)	(1)	9,320
Travel and Related Expenses	13,829	(2,384)	(1)	11,445
Communications and Information Services	10,003	(17)	(1)	9,986
Depreciation and Amortization	6,382	(3,245)	(7a)	3,137
Other Operating Expenses	9,983	(268)	(1)(7c)	9,715

Total Non-compensation Costs	$61,673	$(7,296)		$54,377

	Three Months Ended June 30, 2015
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$11,684	$—		$11,684
Professional Fees	13,164	(1,884)	(1)	11,280
Travel and Related Expenses	13,400	(2,348)	(1)	11,052
Communications and Information Services	9,738	(14)	(1)	9,724
Depreciation and Amortization	6,313	(2,972)	(7a)	3,341
Acquisition and Transition Costs	917	(917)	(7b)	—
Other Operating Expenses	8,764	(100)	(1)	8,664

Total Non-compensation Costs	$63,980	$(8,235)		$55,745

	Six Months Ended June 30, 2016
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$21,356	$—		$21,356
Professional Fees	24,453	(4,370)	(1)	20,083
Travel and Related Expenses	29,818	(5,618)	(1)	24,200
Communications and Information Services	19,789	(39)	(1)	19,750
Depreciation and Amortization	13,008	(6,090)	(7a)	6,918
Acquisition and Transition Costs	(329)	329	(7b)	—
Other Operating Expenses	20,295	(1,529)	(1)(7c)	18,766

Total Non-compensation Costs	$128,390	$(17,317)		$111,073

	Six Months Ended June 30, 2015
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$23,914	$—		$23,914
Professional Fees	22,597	(2,583)	(1)	20,014
Travel and Related Expenses	26,570	(5,188)	(1)	21,382
Communications and Information Services	18,300	(24)	(1)	18,276
Depreciation and Amortization	12,714	(5,980)	(7a)	6,734
Acquisition and Transition Costs	1,401	(1,401)	(7b)	—
Other Operating Expenses	16,705	(185)	(1)	16,520

Total Non-compensation Costs	$122,201	$(15,361)		$106,840

(7a)	The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(7b)	Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

(7c)	The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from the Adjusted results.

(8)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted presentation can reflect the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

(9)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(10a)	Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(10b)	Assumes the vesting of all Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.

(11)	Assumes the restructuring of Atalanta Sosnoff had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate the revenue and expenses that were previously consolidated from Atalanta Sosnoff and the addition of income from Atalanta Sosnoff if its results had been reflected on the equity method of accounting. Management believes this adjustment is useful to investors to compare Evercore’s results across periods.